UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2016

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2016, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective upon its adoption by the Board on February 15, 2016, to implement proxy access and to consolidate into one document this amendment and all prior amendments to the Bylaws previously disclosed by the Company since the prior restatement, including the amendment incorporated as Article XV, Section 46, as approved by the Board on October 16, 2013, and to make clarifications in response to such incorporation.

Article III, Section 15A has been added to the Bylaws and implements proxy access. It permits up to 20 eligible stockholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board and two nominees, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws. Modifications have also been made to Article III, Section 15 to implement Section 15A.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated February 15, 2016, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3.1     Amended and Restated Bylaws of Amgen Inc. (As Amended and Restated February 15, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: February 16, 2016	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Amended and Restated Bylaws of Amgen Inc. (As Amended and Restated February 15, 2016)

4